 Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1/A Amendment No. 6 of Principal Solar, Inc. of our report dated July 6, 2014, relating to our audits of the consolidated financial statements of Powerhouse One, LLC as of and for the years ended December 31, 2012 and 2011.

/s/ KWCO, PC

KWCO, PC

Dallas, Texas

January 23, 2015